Exhibit 4.3

[FACE OF NOTE]

IF THE REGISTERED OWNER OF THIS NOTE (AS INDICATED BELOW) IS THE DEPOSITORY TRUST COMPANY OR A NOMINEE OF THE DEPOSITORY TRUST COMPANY, THIS NOTE IS A GLOBAL SECURITY AND THE FOLLOWING LEGENDS APPLY:

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

IF APPLICABLE, THE “TOTAL AMOUNT OF OID,” “YIELD TO MATURITY” AND “INITIAL ACCRUAL PERIOD” (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT RULES.

REGISTERED	CUSIP No.:	PRINCIPAL AMOUNT:
No. FLR-__		$

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES G
(Floating Rate)

INTEREST RATE BASIS	ORIGINAL ISSUE DATE:	STATED MATURITY DATE:
OR BASES:

IF LIBOR:	IF CMT RATE:	IF FEDERAL FUNDS RATE:
[ ] Reuters Page LIBOR01	[ ] Reuters Page FRBCMT	[ ] Federal Funds (Effective) Rate
[ ] Reuters Page LIBOR02	[ ] Reuters Page FEDCMT	[ ] Federal Funds Open Rate
	[ ] Weekly Average	[ ] Federal Funds Target Rate
Designated LIBOR	[ ] Monthly Average
Currency:

INDEX MATURITY:	INITIAL INTEREST RATE: %	INTEREST PAYMENT DATE(S):

	INITIAL INTEREST RESET DATE:	INTEREST RATE RESET PERIOD:

SPREAD (PLUS OR MINUS):	SPREAD MULTIPLIER:

INTEREST DETERMINATION DATES:	REGULAR RECORD DATES:

MINIMUM INTEREST RATE: %	MAXIMUM INTEREST RATE: %	INTEREST RESET DATE(S):

INITIAL REDEMPTION DATE:	INITIAL REDEMPTION PERCENTAGE: %	*ANNUAL REDEMPTION PERCENTAGE REDUCTION: %

HOLDER’S OPTIONAL REPAYMENT DATE(S):	CALCULATION AGENT:	[ ] CHECK IF DISCOUNT NOTE Issue Price: %

SPECIFIED CURRENCY:	EXCHANGE RATE AGENT:

INTEREST CATEGORY:	DAY COUNT CONVENTION:
[ ] Regular Floating Rate Note	[ ] 30/360 for the period
[ ] Floating Rate/Fixed Rate Note	from to .
Fixed Rate Commencement Date:	[ ] Actual/360 for the period
Fixed Interest Rate: %	from to .
[ ] Inverse Floating Rate Note	[ ] Actual/Actual for the period
Fixed Interest Rate: %	from to .
Applicable Interest Rate Basis:

AUTHORIZED DENOMINATION:
[ ] $1,000 and integral multiples thereof
[ ] Other:

ADDENDUM ATTACHED
[ ] Yes
[ ] No

OTHER/ADDITIONAL PROVISIONS:

*

If an Initial Redemption Date is specified above, (i) the Redemption Price will initially be the Initial Redemption Percentage specified above and shall decline at each anniversary of the Initial Redemption Date shown above by the Annual Redemption Percentage Reduction specified above until the Redemption Price is 100% of such principal amount, and (ii) this Note may be redeemed either in whole or from time to time in part except if the following box is marked, this Note may be redeemed in whole only [   ]. If no Initial Redemption Date is specified above, this Note may not be redeemed prior to Maturity.

          COLGATE-PALMOLIVE COMPANY, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay, to                                                                          , or registered assigns, the Principal Amount of                                                                           , on the Stated Maturity Date specified above (or any Redemption Date or Repayment Date, each as defined on the reverse hereof, or any earlier date of acceleration of maturity) (each such date being hereinafter referred to as the “Maturity Date” with respect to the principal repayable on such date) and to pay interest thereon (and on any overdue principal, premium and/or interest to the extent legally enforceable) at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above and thereafter at a rate determined in accordance with the provisions specified above and on the reverse hereof or in an Addendum hereto with respect to one or more Interest Rate Bases specified above until the principal hereof is paid or duly made available for payment.

          The Company will pay interest in arrears on each Interest Payment Date specified above (each, an “Interest Payment Date”), commencing with the first Interest Payment Date next succeeding the Original Issue Date specified above, and on the Maturity Date; provided, however, that if the Original Issue Date occurs between a Record Date (as defined below) and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date next succeeding the Original Issue Date to the registered holder of this Note (the “Holder”) on the Record Date with respect to such second Interest Payment Date.

          Interest on this Note will accrue from, and including, the most recent Interest Payment Date to which interest has been paid or duly provided for or from, and including, the Original Issue Date if no interest has been paid or duly provided for, to, but excluding, the next Interest Payment Date or the Maturity Date, as the case may be (each, an “Interest Period”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the fifteenth calendar day (whether or not a Business Day, as defined below) immediately preceding such Interest Payment Date (the “Record Date”); provided, however, that interest payable on the Maturity Date will be payable to the person to whom the principal hereof and premium, if any, hereon shall be payable. Any such interest not so punctually paid or duly provided for on any Interest Payment Date (“Defaulted Interest”) shall forthwith cease to be payable to the Holder at the close of business on any Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date (the “Special Record Date”) for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note by the Trustee not less than 10 calendar days prior to such Special Record Date or may be paid at any time in any other lawful manner, all as more fully provided for in the Indenture.

          Payment of principal, premium, if any, and interest in respect of this Note due on the Maturity Date will be made in immediately available funds upon presentation and surrender of this Note (and, with respect to any applicable repayment of this Note, upon delivery of a duly completed election form as contemplated on the reverse hereof) at the office of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest due on any Interest Payment Date other than the Maturity Date will be made at the aforementioned office of the Trustee or, at the option of the Company, by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register maintained by the Trustee; provided, however, that a Holder of U.S.$10,000,000 or more in aggregate principal amount of Notes (whether having identical or different terms and provisions) shall, at the option of the Company, be entitled to receive interest payments on such Interest Payment Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 calendar days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

          If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that if EURIBOR or LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest shall be made on the next succeeding Business Day with the same force and effect as if made on such Maturity Date, and no interest shall accrue with respect to such payment for the period from and after the Maturity Date to the date of such payment on the next succeeding Business Day.

          As used herein, “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that with respect to non-United States dollar-denominated notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency or, if the specified currency is euro, the day is also a Target Settlement Day (as defined below); provided, further, that, with respect to floating rate notes as to which LIBOR is an applicable Interest Rate Basis, the day is also a London Banking Day (as defined below) and that, with respect to floating rate notes as to which EURIBOR is an applicable Interest Rate Basis, the day is also a Target Settlement Day.

          “London Banking Day” means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, in London.

          “Principal Financial Center” means (1) the capital city of the country issuing the specified currency, or (2) the capital city of the country to which the Designated LIBOR Currency relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Wellington, Johannesburg and Zurich, respectively.

          Unless otherwise set forth above or specified on the face hereof or in an Addendum hereto, “U.S. Government Securities Business Day” means any day other than a Saturday, Sunday or a day on which The Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

          “Target Settlement Day” means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor, is open.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and, if so specified on the face hereof, in an Addendum hereto, which further provisions shall have the same force and effect as if set forth on the face hereof.

          Notwithstanding the foregoing, if an Addendum is attached hereto or “Other/Additional Provisions” apply to this Note as specified above, this Note shall be subject to the terms set forth in such Addendum or such “Other/Additional Provisions”.

          Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, Colgate-Palmolive Company has caused this Note to be duly executed by one of its duly authorized officers.

COLGATE-PALMOLIVE COMPANY

By

Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Debt Securities of
the series designated therein referred
to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

By

Authorized Signatory

[REVERSE OF NOTE]

COLGATE-PALMOLIVE COMPANY
MEDIUM-TERM NOTE, SERIES G
(Floating Rate)

          This Note is one of a duly authorized series of debt securities (the “Debt Securities”) of the Company issued and to be issued under an Indenture, dated as of November 15, 1992, as amended, modified or supplemented from time to time (the “Indenture”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debt Securities, and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Note is one of the Debt Securities of the series designated as “Medium-Term Notes, Series G, Due One Year or More From Date of Issue” (the “Notes”). All terms used but not defined in this Note or in an Addendum hereto shall have the meanings assigned to such terms in the Indenture or on the face hereof, as the case may be.

          This Note is issuable only in registered form without coupons in minimum denominations of U.S.$1,000 and integral multiples thereof or other Authorized Denomination specified on the face hereof.

          Except as otherwise provided in the Indenture and as set forth below, the Notes will be issued in global form only, registered in the name of the Depositary or its nominee and ownership of the Notes shall be maintained in book-entry form by the Depositary for the accounts of participating organizations of the Depositary. If this Note is a global note, this Note is exchangeable for certificated Notes only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this global Note and a successor depositary is not appointed by the Company within 60 days after the Depositary notifies the Company, (ii) the Company in its sole discretion determines that this global Note shall be exchangeable for certificated Notes of this series in registered form or (iii) an Event of Default with respect to the Notes represented hereby has occurred and is continuing.

          Unless otherwise specified on the face hereof in accordance with the provisions of the following two paragraphs, this Note will not be subject to any sinking fund and will not be redeemable or repayable prior to the Stated Maturity Date.

          This Note will be subject to redemption at the option of the Company on any date on or after the Initial Redemption Date, if any, specified on the face hereof, in whole or from time to time in part in increments of U.S.$1,000 unless otherwise specified above (provided that any remaining principal amount hereof shall be at least U.S.$1,000 unless otherwise specified above), at the Redemption Price (as defined below), together with unpaid interest accrued hereon to the date fixed for redemption (the “Redemption Date”), on written notice given to the Holder hereof (in accordance with the provisions of the Indenture) not more than 60 nor less than 30 calendar days prior to the Redemption Date. In the event of redemption of this Note in part only, a new Note of like tenor for the unredeemed portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

          Unless otherwise specified above, the “Redemption Price” shall be the Initial Redemption Percentage specified on the face hereof (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the principal amount of this Note to be redeemed.

          This Note may be subject to repayment by the Company at the option of the Holder hereof on the Optional Repayment Date(s), if any, specified on the face hereof, in whole or in part in increments of U.S.$1,000 (provided that any remaining principal amount hereof shall be at least U.S.$1,000), at a repayment price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued thereon to the date fixed for repayment (the “Repayment Date”). For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive at its corporate trust office not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with the form thereon entitled “Option to Elect Repayment” below duly completed. Exercise of such repayment option by the Holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note of like tenor for the unrepaid portion hereof and otherwise having the same terms and provisions as this Note shall be issued by the Company in the name of the Holder hereof upon the presentation and surrender hereof.

          If the Discount Note box is checked above, the amount payable to the Holder of this Note in the event of redemption, repayment or acceleration of maturity of this Note will be equal to the sum of (i) the Issue Price specified on the face hereof (increased by any accruals of the Discount, as defined below, and reduced by any amounts of principal previously paid) and, in the event of any redemption of this Note (if applicable), multiplied by the Initial Redemption Percentage (as adjusted by the Annual Redemption Percentage Reduction, if applicable) and (ii) any unpaid interest accrued hereon to the Redemption Date, Repayment Date or date of acceleration of maturity, as the case may be. The difference between the Issue Price specified above and 100% of the principal amount of this Note is referred to herein as the “Discount.”

          For purposes of determining the amount of Discount that has accrued as of any Redemption Date, Repayment Date or date of acceleration of maturity of this Note, such Discount will be accrued so as to cause an assumed yield on the Note to be constant. The assumed constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the Initial Period (as defined below), corresponds to the shortest period between Interest Payment Dates (with ratable accruals within a compounding period), a coupon rate equal to the initial interest rate applicable to this Note and an assumption that the maturity of this Note will not be accelerated. If the period from the Original Issue Date to the initial Interest Payment Date (the “Initial Period”) is shorter than the compounding period for this Note, a proportionate amount of the yield for an entire compounding period will be accrued. If the Initial Period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period, with the short period being treated as provided in the preceding sentence.

          The interest rate borne by this Note will be determined as follows:

          (i) Unless the Interest Category of this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note” or an “Inverse Floating Rate Note” or the face hereof specifies that either “Other/Additional Provisions” or an Addendum hereto applies, in each case, relating to a different interest rate formula, this Note shall be designated as a “Regular Floating Rate Note” and, except as set forth below or specified on the face hereof or in an Addendum hereto, shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date specified on the face hereof; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate.

          (ii) If the Interest Category of this Note is specified on the face hereof as a “Floating Rate/Fixed Rate Note”, then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that (y) the interest rate in effect for the period from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate and (z) the interest rate in effect for the period commencing on, and including, the Fixed Rate Commencement Date specified on the face hereof to the Maturity Date shall be the Fixed Interest Rate specified on the face hereof or, if no such Fixed Interest Rate is specified, the interest rate in effect hereon on the day immediately preceding the Fixed Rate Commencement Date.

          (iii) If the Interest Category of this Note is specified on the face hereof as an “Inverse Floating Rate Note”, then, except as set forth below or specified on the face hereof or in an Addendum hereto, this Note shall bear interest at the Fixed Interest Rate minus the rate determined by reference to the applicable Interest Rate Basis or Bases (a) plus or minus the Spread, if any, and/or (b) multiplied by the Spread Multiplier, if any, in each case as specified on the face hereof; provided, however, that the interest rate hereon shall not be less than zero percent. Commencing on the Initial Interest Reset Date, the rate at which interest on this Note shall be payable shall be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest Rate.

          Except as set forth above or specified on the face hereof or in an Addendum hereto, the interest rate in effect on each day shall be (i) if such day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding such Interest Reset Date or (ii) if such day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date; provided, however, that the interest rate in effect for the period, if any, from the Original Issue Date to, but excluding, the Initial Interest Reset Date shall be the Initial Interest

Rate. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding Business Day, except that if EURIBOR or LIBOR is an applicable Interest Rate Basis and such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. In addition, if the Treasury Rate is an applicable Interest Rate Basis and the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day.

          The interest rate applicable to each Interest Reset Period commencing on the related Interest Reset Date will be determined by the Calculation Agent as of the applicable Interest Determination Date and will be calculated by the Calculation Agent on or prior to the Calculation Date (as defined below). The determination of any interest rate by the Calculation Agent will be final and binding absent manifest error. The “Interest Determination Date” with respect to the CD Rate and the Commercial Paper Rate shall be the second Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the CMT Rate shall be the second U.S. Government Securities Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Prime Rate shall be the Business Day immediately preceding the applicable Interest Reset Date; the “Interest Determination Date” with respect to the Eleventh District Cost of Funds Rate shall be the last Business Day of the month immediately preceding the applicable Interest Reset Date on which the Federal Home Loan Bank of San Francisco (the “FHLB of San Francisco”) publishes the Index (as defined below); the “Interest Determination Date” with respect to the Federal Funds Rate shall be the applicable Interest Reset Date; the “Interest Determination Date” with respect to LIBOR shall be the second London Banking Day immediately preceding the applicable Interest Reset Date, unless the Designated LIBOR Currency is the British pounds sterling, in which case the Interest Determination Date will be the applicable Interest Reset Date; and the Interest Determination Date with respect to EURIBOR shall be the second Target Settlement Day immediately preceding the applicable Interest Reset Date. The “Interest Determination Date” with respect to the Treasury Rate shall be the day in the week in which the applicable Interest Reset Date falls on which day Treasury Bills (as defined below) are normally auctioned (i.e., Treasury Bills are normally sold at an auction held on Monday of each week, unless such Monday is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, except that such auction may be held on the preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the applicable Interest Reset Date, the “Interest Determination Date” shall be such preceding Friday; provided, further that if the Interest Determination Date would otherwise fall on an Interest Reset Date, then such Interest Reset Date will be postponed to the next succeeding Business Day. If the interest rate of this Note is determined with reference to two or more Interest Rate Bases specified on the face hereof, the “Interest Determination Date” pertaining to this Note shall be the most recent Business Day which is at least two Business Days prior to the applicable Interest Reset Date on which each Interest Rate Basis is determinable. Each Interest Rate Basis shall be determined as of such date, and the applicable interest rate shall take effect on the related Interest Reset Date.

          Subject to applicable provisions of law, and unless otherwise specified on the face hereof or in an Addendum hereto, the rate with respect to each Interest Rate Basis will be determined in accordance with the applicable provisions below.

          CD Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CD Rate, the CD Rate shall be determined as of the applicable Interest Determination Date (a “CD Rate Interest Determination Date”) as the rate on such date for negotiable United States dollar certificates of deposit having the Index Maturity specified on the face hereof published in H.15(519) (as defined below) under the caption “CDs (secondary market)”, or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such CD Rate Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified on the face hereof published in H.15 Daily Update (as defined below), or such other recognized electronic source used for the purpose of displaying such rate, under the caption “CDs (secondary market).” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the CD Rate on such CD Rate Interest Determination Date will be calculated by the Calculation Agent specified on the face hereof and will be the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on such CD Rate Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York selected by the Calculation Agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the CD Rate determined as of such CD Rate Interest Determination Date will be the CD Rate in effect on such CD Rate Interest Determination Date.

          “H.15(519)” means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System and available on their website via http://www.federalreserve.gov/releases/h15/ or any successor site or publication.

          “H.15 Daily Update” means the daily update of H.15(519), published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm or any successor site or publication.

          CMT Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the CMT Rate, the CMT Rate shall be determined as of the applicable Interest Determination Date (a “CMT Rate Interest Determination Date”) in accordance with the following provisions:

          (i) if Reuters Page FRBCMT (as defined below) is specified above, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Treasury constant maturities”, as the yield is displayed on Reuters, (“Reuters”) (or any successor service) on page FRBCMT, or any other page as may that specified page on that service (“Reuters Page FRBCMT”) or, if not displayed on Reuters, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX 7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX 7”), for such CMT Rate Interest Determination Date. If such rate does not appear on Reuters Page FRBCMT or Bloomberg Page NDX 7, as the case may be, the CMT Rate on such CMT Rate Interest Determination Date will be the percentage equal to the yield for United States Treasury securities at “constant maturity”

having the Index Maturity specified on the face hereof and for such CMT Rate Interest Determination Date published in H.15(519) under the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date will be the rate on such CMT Rate Interest Determination Date for the period of the Index Maturity specified on the face hereof as may then be published by either the Federal Reserve System Board of Governors or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate which would otherwise have been published in H.15(519). If the Federal Reverse System Board of Governors or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for such CMT Rate Interest Determination Date, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three leading primary United States government securities dealers in The City of New York (each, a “Reference Dealer”) selected by the Calculation Agent from five Reference Dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity no more than one year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof, and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the Treasury security with the shorter original term to maturity will be used.

          (ii) if Reuters Page FEDCMT (as defined below) is specified above, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Treasury constant maturities”, as such yield is displayed on Reuters (or any successor service) on page FEDCMT, or any other page as may replace that specified page on that service (“Reuters Page FEDCMT”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX 7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If such rate does not appear on the Reuters Page FEDCMT or Bloomberg Page NDX 7, as the case may be, the CMT Rate on such CMT Rate Interest Rate Determination Date will be the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof and for the week or month, as applicable, preceding such CMT Rate Interest Determination Date published in H.15(519) opposite the caption “Treasury constant maturities”. If such rate does not appear in H.15(519), the CMT Rate on such CMT Rate Interest Determination Date will be the one-week or one-month, as specified above, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT Rate Interest Determination Date falls. If the one-week or one-month, as specified above, average yield on United States Treasury securities at “constant maturity” having the Index Maturity specified on the face hereof for the applicable week or month is not published, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the Index Maturity specified on the face hereof, a remaining term to maturity of no more than 1 year shorter than the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations will be eliminated. If fewer than three prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on such CMT Rate Interest Determination Date of three Reference Dealers selected by the Calculation Agent from five Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof, a remaining term to maturity closest to the Index Maturity specified on the face hereof and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT Rate on such CMT Rate Interest Determination Date will be calculated by the Calculation Agent and will be based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of such quotations will be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT Rate determined as of such CMT Rate Interest

Determination Date will be the CMT Rate in effect on such CMT Rate Interest Determination Date. If two such United States Treasury securities with an original maturity longer than the Index Maturity specified on the face hereof have remaining terms to maturity equally close to the Index Maturity specified on the face hereof, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

          Commercial Paper Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Commercial Paper Rate, the Commercial Paper Rate shall be determined as of the applicable Interest Determination Date (a “Commercial Paper Rate Interest Determination Date”) as the Money Market Yield (as defined below) on such date of the rate for commercial paper having the Index Maturity specified on the face hereof published in H.15(519) under the caption “Commercial Paper-Nonfinancial” or, if not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Money Market Yield of the rate on such Commercial Paper Rate Interest Determination Date for commercial paper having the Index Maturity specified on the face hereof published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, under the caption “Commercial Paper-Nonfinancial.” If such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date, then the Commercial Paper Rate on such Commercial Paper Rate Interest Determination Date will be calculated by the Calculation Agent and shall be the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on such Commercial Paper Rate Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York selected by the Calculation Agent for commercial paper having the Index Maturity specified on the face hereof placed for industrial issuers whose bond rating is “Aa”, or the equivalent, from a nationally recognized statistical rating organization; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Commercial Paper Rate determined as of such Commercial Paper Rate Interest Determination Date will be the Commercial Paper Rate in effect on such Commercial Paper Rate Interest Determination Date.

          “Money Market Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Money Market Yield =	D X 360	X 100

360 – (D X M)

          where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable Interest Reset Period.

          Eleventh District Cost of Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Eleventh District Cost of Funds Rate, the Eleventh District Cost of Funds Rate shall be determined as of the applicable Interest Determination Date (an “Eleventh District Cost of Funds Rate Interest Determination Date”) as the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which such Eleventh District Cost of Funds Rate Interest Determination Date falls, as set forth under the caption “11TH District” on the display on Reuters (or any successor service) on page COFI/ARMS or any other page as may replace that specified page on such service (“Reuters Page COFI/ARMS”) or, if not so displayed on Reuters, as displayed on the Bloomberg service

(or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on such Eleventh District Cost of Funds Rate Interest Determination Date. If such rate does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on such Eleventh District Cost of Funds Rate Interest Determination Date, then the Eleventh District Cost of Funds Rate on such Eleventh District Cost of Funds Rate Interest Determination Date shall be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the FHLB of San Francisco as such cost of funds for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date. If the FHLB of San Francisco fails to announce the Index on or prior to such Eleventh District Cost of Funds Rate Interest Determination Date for the calendar month immediately preceding such Eleventh District Cost of Funds Rate Interest Determination Date, the Eleventh District Cost of Funds Rate determined as of such Eleventh District Cost of Funds Rate Interest Determination Date will be the Eleventh District Cost of Funds Rate in effect on such Eleventh District Cost of Funds Rate Interest Determination Date.

          EURIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as EURIBOR, EURIBOR shall be determined as of the applicable Interest Determination Date (a “EURIBOR Interest Determination Date”) as (i) the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, as that rate appears on Reuters (or any successor service) on page EURIBOR01, or any other page as may replace that specified page on that service (“Reuters Page EURIBOR01”) as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, or (ii) if the rate referred to in clause (i) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market to provide the Calculation Agent with its offered quotation for deposits in euros for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euro in that market at that time, or (iii) if fewer than two quotations referred to in clause (ii) are so provided, the rate on such EURIBOR Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date by four major banks in the Euro-zone for loans in euro to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date and in a principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in that market at that time, or (iv) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (iii), EURIBOR in effect on such EURIBOR Interest Determination Date.

          “Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

          Federal Funds Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Federal Funds Rate, the Federal Funds Rate shall be determined as of the applicable Interest Determination Date (a “Federal Funds Rate Interest Determination Date”) in accordance with the following provisions:

(1) if “Federal Funds (Effective) Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

     (a) the rate on such date for United States dollar federal funds as published in H.15(519) under the heading “Federal funds (effective),” and that is displayed on Reuters, or any successor service, on page FEDFUNDS1 or any other page as may replace that specified page on that service (“Reuters Page FEDFUNDS1”) under the heading “EFFECT”, or

     (b) if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Federal funds (effective)”, or

     (c) if such rate does not appear on Reuters Page FEDFUNDS1 or is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(2) if “Federal Funds Open Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

     (a) the rate on such date under the heading “Federal Funds” for the Index Maturity specified on the face hereof and opposite the caption “Open” as such rate is displayed on Reuters, or any successor service, on page 5 or any other page as may replace that specified page on that service (“Reuters Page 5”), or

     (b) if such rate does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg, or

     (c) if such rate does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

(3) if “Federal Funds Target Rate” is specified on the face hereof, the Federal Funds Rate determined as of the applicable Federal Funds Rate Interest Determination Date shall be:

(a) the rate on such date displayed on the FDTR Index Page on Bloomberg, or

     (b) if such rate does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate with respect to such Federal Funds Rate Interest Determination Date appearing on Reuters on page USFFTARGET= or any other page as may replace that specified page on that service (“Reuters Page USFFTARGET=“), or

     (c) if such rate does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Federal Funds Rate Interest Determination Date calculated by the Calculation Agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York selected by the Calculation Agent, before 9:00 A.M., New York City time, on such Federal Funds Rate Interest Determination Date, provided, however, that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Rate Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Rate Interest Determination Date.

          LIBOR. If an Interest Rate Basis for this Note is specified on the face hereof as LIBOR, LIBOR shall be determined by the Calculation Agent as of the applicable Interest Determination Date (a “LIBOR Interest Determination Date”) in accordance with the following provisions:

          (i) LIBOR will be the rate for deposits in the Designated LIBOR Currency having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date, that appears on the Designated LIBOR Page (as defined below) as of 11:00 A.M., London time, on such LIBOR Interest Determination Date; or if no such rate so appears, LIBOR on such LIBOR Interest Determination Date will be determined in accordance with the provisions described in clause (ii) below.

          (ii) With respect to a LIBOR Interest Determination Date on which no rate appears on the Designated LIBOR Page as specified in clause (i) above, or is not so published by 11:00 A.M.,

London time, the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date as calculated by the Calculation Agent will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., London time, in the applicable Principal Financial Center, on such LIBOR Interest Determination Date by three major banks in such Principal Financial Center selected by the Calculation Agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified on the face hereof, commencing on the applicable Interest Reset Date immediately following such Interest Determination Date, and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in such market at such time; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be LIBOR in effect on such LIBOR Interest Determination Date.

          “Designated LIBOR Currency” means the currency specified on the face hereof as to which LIBOR shall be calculated or, if no such currency is specified on the face hereof, United States dollars.

          “Designated LIBOR Page” means (a) if “Reuters Page LIBOR01” or “LIBOR01” is specified on the face hereof, the display on Reuters (or any successor service) on page LIBOR01 or any page as may replace that specified page on that service, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency, or (b) if “Reuters Page LIBOR02” or “LIBOR02” is specified on the face hereof, the display on Reuters (or any successor service) on page LIBOR02, or any page as may replace that specified page on that service, for the purpose of displaying the London interbank rates of major banks for the Designated LIBOR Currency.

          Prime Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Prime Rate, the Prime Rate shall be determined as of the applicable Interest Determination Date (a “Prime Rate Interest Determination Date”) as the rate on such date as such rate is published in H.15(519) opposite the caption “Bank prime loan” or, if not published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Prime Rate Interest Determination Date published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying such rate, opposite the caption “Bank prime loan”, or if such rate is not so published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Page USPRIME1 (as defined below) as such bank’s prime rate or base lending rate as of 11:00 A.M., New York City time, on such Prime Rate Interest Determination Date. If fewer than four such rates so appear on the Reuters Page USPRIME1 by 3:00 P.M., New York City time, on the related Calculation Date, then the Prime Rate determined as of such Prime Rate Interest Determination Date shall be calculated by the Calculation Agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such Prime Rate Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent; provided, however, that if the banks so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Prime Rate determined as of such Prime Rate Interest Determination Date will be the Prime Rate in effect on such Prime Rate Interest Determination Date.

          “Reuters Page USPRIME1” means the display on Reuters (or any successor service) on the page USPRIME1 (or any other page as may replace that specified page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

          Treasury Rate. If an Interest Rate Basis for this Note is specified on the face hereof as the Treasury Rate, the Treasury Rate shall be determined as of the applicable Interest Determination Date (a “Treasury Rate Interest Determination Date”) as the rate from the auction held on such Treasury Rate Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified on the face hereof under the caption “INVEST RATE” on the display on Reuters (or any successor service) on page USAUCTION 10, or any other page as may replace that specified page on that service (“Reuters Page USAUCTION 10”) or page USAUCTION 11, or any other page as may replace that specified page on that service (“Reuters Page USAUCTION 11”) or, if not so displayed on Reuters, as displayed on the Bloomberg service (or any successor service) on page AUCR 18 (or any other page as may replace that page on that service) or, if such rate not so published by 3:00 P.M., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the auction rate of such Treasury Bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of Treasury on such Calculation Date, or if no such Auction is held, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Bond Equivalent Yield of the rate on such Treasury Rate Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption “U.S. government securities/Treasury bills (secondary market)” or, if not yet published by 3:00 P.M., New York City time, on the related Calculation Date, the rate on such Treasury Rate Interest Determination Date of such Treasury Bills published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/Treasury bills(secondary market).” If such rate is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 P.M., New York City time, on the related Calculation Date, then the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; provided, however, that if the dealers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Treasury Rate determined as of such Treasury Rate Interest Determination Date shall be the Treasury Rate in effect on such Treasury Rate Interest Determination Date.

          “Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D X N	X 100

360 – (D X M)

          where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, N refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

          Any provision contained herein, including the determination of an Interest Rate Basis, the specification of an Interest Rate Basis, calculation of the interest rate applicable to this Note, its Interest Payment Dates or any other matter relating thereto may be modified as specified in an Addendum relating hereto if so specified above.

          Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition to any maximum Interest Rate applicable hereto pursuant to the above provisions, the interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by the United States law of general application.

          The Calculation Agent shall calculate the interest rate hereof in accordance with the foregoing on or before each Calculation Date. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate which will become effective as of the next Interest Reset Date.

          The “Calculation Date”, if applicable, pertaining to any Interest Determination Date shall be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity Date, as the case may be. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date.

          Accrued interest hereon shall be an amount calculated by multiplying the principal amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the applicable Interest Period. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for each such date shall be computed by dividing the interest rate applicable to such day by 360 if the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, LIBOR or the Prime Rate is an applicable Interest Rate Basis or by the actual number of days in the year if the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis. Unless otherwise specified as the Day Count Convention on the face hereof, the interest factor for this Note, if the interest rate is calculated with reference to two or more Interest Rate Bases, shall be calculated in each period in the same manner as if only the applicable Interest Rate Basis specified on the face hereof applied.

          All percentages resulting from any calculation on this Note shall be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all amounts used in or resulting from such calculation on this Note shall be rounded, in the case of United States dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

          If an Event of Default shall occur and be continuing, the principal of the Notes may be accelerated in the manner and with the effect provided in the Indenture.

          The Indenture permits the amendment thereof for specified purposes, including, among other things, curing ambiguities and correcting inconsistencies, by the Company and the Trustee without the consent of the Holders. The Indenture also permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of any series of Debt Securities to be adversely affected thereby at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of each series of Debt Securities at the time outstanding, adversely affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the outstanding Debt Securities of each series, on behalf of the Holders of Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, premium, if any, and interest in respect of this Note at the times, places and rate or formula, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of Authorized Denominations and for the same aggregate principal amount with the same terms and provisions, will be issued by the Company to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons and, if payable in U.S. dollars, only in denominations of U.S.$1,000 and any integral multiple of U.S.$1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary, except as required by law.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

          Capitalized terms used herein without definition which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT - ______ Custodian _____
TEN ENT	-	as tenants by the entireties	(Cust) (Minor)
JT TEN	-	as joint tenants with right of	under Uniform Gifts to Minors
		survivorship and not as tenants	Act_____________________
		in common	(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address including postal zip code of assignee)

this Note and all rights thereunder hereby irrevocably constituting and appointing

________________________________________________________________________________________________________________________Attorney
to transfer this Note on the books of the Company, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

[OPTION TO ELECT REPAYMENT]

          The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion hereof specified below) pursuant to its terms at a price equal to 100% of the principal amount to be repaid, together with unpaid interest accrued hereon to the Repayment Date, to the undersigned, at ___________________________________________________________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

          For this Note to be repaid, the Trustee must receive at its corporate trust office in the Borough of Manhattan, The City of New York, currently located at 101 Barclay Street, New York, New York 10286 not more than 60 nor less than 30 calendar days prior to the Repayment Date, this Note with this “Option to Elect Repayment” form duly completed.

          If less than the entire principal amount of this Note is to be repaid, specify the portion hereof (which shall be increments of U.S.$1,000, provided that any remaining principal amount shall be at least U.S.$1,000 unless otherwise specified in the Note) which the Holder elects to have repaid and specify the denomination or denominations (which shall be U.S.$1,000 or an integral multiple thereof) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid).

Principal Amount
to be Repaid: $____________________

Notice: The signature(s) on this Option to Elect Repayment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever.

Date: